EXHIBIT 4.12

                             STOCK OPTION AGREEMENT


     This Stock Option Agreement dated as of June 1, 1995, (the "Agreement") is made between Global Link Teleco Corporation, a Delaware corporation having its principal place of business at 5697 Rising Sun Avenue, Philadelphia, Pennsylvania 19120 (the "Company") and Edward W. Ragar, residing at ____________ ____________________________ (the "Optionee").

                              W I T N E S S E T H:

     As an inducment to the employment of the Optionee, the Company has agreed to grant the Optionee an option to purchase shares of the Company's common stock, par value $.0001 per share (the "Common Stock"), on the terms and conditions contained herein.

     NOW THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

     1. Grant of Option. The Company hereby irrevocably grants to the Optionee, subject to the terms and conditions herein set forth, the right and option (the "Option") to purchase from the Company all or any part of an aggregate of 20,000 shares of Common Stock on the terms and conditions contained herein. The shares of Common Stock into which the Option may be exercised shall be referred to hereinafter as the "Shares". The Option granted hereby shall not be treated as an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor or similar


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provision and accordingly,  the Optionee may realize ordinary income for federal income tax purposes upon an exercise of the Option.

     2. Option Price and Payment Method. The purchase price of the Shares payable upon any full or partial exercise of the Option shall be $2.00 per share, subject to adjustment as hereinafter provided.

     3. Term; Exercise. Except to the extent otherwise provided in Paragraphs 4 and 8 hereof, the Option cannot be exercised after the close of business on June 1, 2000 (the "Termination Date"). The Option may be exercised at any time or from time to time prior to the Termination Date as to any part or all of the Shares in accordance with the following terms and conditions:

          (a)  Except as otherwise  provided in  Paragraph 8 of this  Agreement,
               the  Option   shall  be   exercisable   in  three  equal   annual
               installments commencing on the date hereof.

          (b) The Option may not be exercised with respect to less than one hundred Shares (or the remaining Shares then purchasable under the Option, if less than one hundred Shares) or for any fractional Shares.

     4. Termination of Employment. If the Optionee's employment by the Company or any affiliate of the Company shall terminate for any reason, other than death, disability or cause, the Option shall be exercisable only as to those Shares which


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were  immediately  purchasable  by the  Optionee  on  such  date  on  which  the
Optionee's employment terminated, in which case, notwithstanding any other provision in this Agreement, the Option shall expire on the earlier of (i) the Termination Date or (ii) a date three months after the date that the Optionee's
employment  terminates,   or,  if  the  employment  terminates  because  of  the
Optionee's death or disability within the meaning of Section 105(d)(4) of the Code, a date one year after the date the employment terminates. If the Optionee is discharged for cause, all rights under the Option shall expire immediately upon termination. From the termination of the employment until the expiration of the Option on the date specified by the preceding sentences, the Option may be
exercised  by  the  Optionee,   his  legal   representative,   his  executor  or
administrator, or his legatees or distributees only to the extent and for the number of Shares for which the Option could have been exercised on the date employment terminated. The Optionee's transfer, without interruption in service, between the Company and any of its affiliates during the term of the Option shall not be considered a termination of employment for purposes hereof. The Optionee's rights shall not be affected by any changes in duties or position after the date the Option is granted, so long as the Optionee remains continuously employed by the Company or any of its affiliates.

     5. Method of Exercising Option. Subject to the terms and conditions of this Agreement, the Option may be exercised by delivering written notice to the Company at its then principal office. Such notice shall state the election to exercise the


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Option, the number of Shares in respect to which it is being exercised,  and the method of payment to be utilized in connection with such exercise. Such notice shall be signed by the person or persons so exercising the Option. The purchase price for the Shares for which the Option is being exercised shall be paid, at the option of the Optionee by delivering with the notice of exercise cash or a certified check, payable to the Company, or a combination of cash or certified check for the full amount of the purchase price for the Shares for which the option is being exercised. If the Option is exercised by a person other than the Optionee, the notice of exercise shall be accompanied by the appropriate proof, in form and substance satisfactory to the Company, of such person's right to exercise the Option. Certificates for Shares for which the Option has been exercised shall not be issued until the Company receives the full purchase price for such Shares. Shares and the certificates therefor shall be issued in the name of the person who is entitled at the time to exercise the Option, or, if such person is the Employee and he so elects, in the name of the Employee and another person as joint tenants with right of survivorship. Upon the issuance of Shares in accordance with this Agreement, such Shares shall be validly issued, fully paid and non-assessable.

     6. No Transfer of Option. This option is not transferable by the Optionee except by will or the then applicable laws of descent and distribution and may exercised during the lifetime of the Optionee only by the Optionee. Subject to the foregoing, this Agreement shall be binding upon


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and inure to the benefit of the parties hereto and their  respective  successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

     7. Other Limitations. Notwithstanding any other provision of this Agreement, this Option shall not be exercisable if the exercise would involve a violation of any applicable federal or state securities law, and the Company hereby agrees to make reasonable efforts to comply with all such laws.

     8. Adjustments. Upon the occurrence of a change in the corporate structure of the Company, including but not limited to any merger, reorganization, recapitalization, payment of a non-cash dividend or stock slit, which affects the kind or number of issued shares of Common Stock, the Board of Directors shall make such adjustments in the number or kind of shares of Common Stock covered by this option as the Board of Directors may in good faith determine so as to prevent the dilution or enlargement of the Optionee's proportionate interest in the Company and his rights hereunder. In the event of a merger of the Company with another entity which results in the conversion of the Common Stock into the right to receive cash or securities of another entity, the right to receive Common Stock under this Option shall be converted, upon the effectiveness of any such merger, into the right to receive the amount of cash or the kind and number of securities or any combination thereof, that the Optionee would have received in the merger had the Optionee exercised this Option immediately prior to the effectiveness of such merger.


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     9.  Withholding.  If the Company shall be required to withhold any federal, state, local or foreign tax in connection with an exercise of this Option, it shall be a condition to the exercise that the Optionee pay or make provision satisfactory to the Company for payment of any such taxes.

     10. Investment Representation. The Board of Directors may require the Optionee to furnish to the Company, prior to the issuance of any shares upon the exercise of all of any part of this option, an agreement (in such form as the Board of Directors may specify or substantially in the form attached hereto as Exhibit A) in which the Optionee represents that the Shares are being acquired for investment and not for resale or with a view to distribution thereof.

     11. No Rights of Stockholders or to Continued Employment. The Optionee shall not have any of the rights of a stockholder of Common Stock with respect to the Shares until such Shares have been issued after due exercise of the Option. Nothing contained in this Option shall limit in any way whatsoever any right that the Company or an affiliate may otherwise have to terminate the employment of the Optionee at any time.

     12. Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise ex- pressly provided.


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     13. Entire Agreement.  This Agreement,  together with all schedules hereto, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

     14. Notices. All notices and other communications to be given under or pursuant to this Agreement shall be in writing and shall be sent by first class certified or registered mail, postage prepaid, or by nationally recognized overnight courier service, to the address of the party to whom such communication is being sent at the address set forth in the first sentence of this Agreement. Any party hereto may change the address to which each such notice or communication shall be sent by giving written notice it all of the other parties hereto in accordance with this paragraph.

     15.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts each of which shall constitute one and the same instrument.

     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its provisions regarding conflict of laws.

     17. Captions. The captions of the paragraphs of this Agreement are for the purpose of convenience only, are not


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intended  to be part of this  Agreement  and  shall  not be  deemed  to  modify, explain, enlarge or restrict any of its provisions.

     18. Separability. If any clause or provision of this Agreement shall be held invalid or unenforceable, in whole or in part, in any jurisdiction, such invalidity or unenforceability shall attach only to such clause or provision, or part thereof, and shall not in any manner affect any other clause or provision in any jurisdiction.

                  IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first written above.

                                         GLOBAL LINK TELECO CORPORATION



                                         By:________________________
                                         Name:
                                         Title:

                                         /s/ Edward W. Ragar
                                         -------------------------
                                                  Optionee



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                                    EXHIBIT A




                                                              [EXERCISE DATE]




Global Link Teleco Corporation
5697 Rising Sun Avenue
Philadelphia, Pennsylvania  19120


Attn:


Ladies and Gentlemen:

     I represent to Global Link Teleco Corporation (the "Company") that pursuant to that Stock Option Agreement dated [____________], I am purchasing [________] shares of the Company's common stock, par value $0.0001 per share ("Common Stock") to be purchased by me solely for my own account and with no intention of distributing or reselling said Common Stock or any part thereof, or interest therein, in any transaction which would be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to my right at all times to sell or otherwise dispose of all or any part of said Common Stock under a registration under the Securities Act of 1933, as amended ("Securities Act"), or under an exemption from such registration available under the Securities Act.

     If I desire to sell or otherwise dispose of all or any part of the Common Stock under an exemption from registration under the Securities Act, I will deliver to the Company an opinion (addressed to the Company) of counsel which opinion shall be reasonably satisfactory in form and substance to the Company, that such exemption is available.

                                                   Very truly yours,



                                                   [Name of Optionee]



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